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                                                                    Exhibit 23.1


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 18, 2001 included and incorporated by reference in the Proxy Statement of Kaiser Ventures that is made part of the Registration Statement (Form S-4) and related Prospectus of Kaiser Ventures for the registration of Class A Units.

                                                       Ernst & Young LLP

Riverside, California
July 12, 2001